RESTAURANT LEASE

                                    TRANCHE C









                   U. S. RESTAURANT PROPERTIES OPERATING L. P.
                                  ("Landlord")

                                       and

                                   SYBRA, INC.
                                   ("Tenant")

                                RESTAURANT LEASE

                                   SYBRA, INC.
                                    TRANCHE C


         THIS LEASE (the "Lease") is made and entered into this ________ day of ___, 1997, by and between U. S. RESTAURANT PROPERTIES OPERATING L. P., a Delaware limited partnership (hereinafter called "Landlord"), and SYBRA, INC., a Michigan corporation (hereinafter called "Tenant"). For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Building or Buildings and the Premises as defined below, for the term and at the rental amount, and subject to and upon all of the terms, covenants, and agreements hereinafter set forth.

1.0      DEFINITIONS
         -----------

         1.1 Building and Buildings. The word "Building or "Buildings" as used in this Lease shall mean the forty (40) one-story restaurant buildings located on the sites more particularly described on Exhibit A.

         1.2 Personal Property. The furniture, fixtures and equipment owned by Landlord and used by Tenant at the Premises, more particularly described on Exhibit B.

         1.3 Premises. The word "Premises" as used in this Lease shall mean the fee or leasehold interest in the underlying ground and driveways and parking areas outside of each Building as shown on Exhibit A.

         1.4 Leased Property. The word "Leased Property" as used in this Lease shall mean collectively, the Buildings, the Premises and the Personal Property with respect to each Building.

         1.5 Equipment. The word "Equipment" as used in this Lease shall mean collectively, the furniture, fixtures and equipment owned by Tenant and located in any Building or on any Premises, including, but not limited to, kitchen equipment, signage, canopies, menus, seating, counter tops and refrigeration equipment.

         1.6 Operations. Intentionally deleted.

         1.7 Taxes. The real property taxes and personal property taxes applicable to the Leased Property and restaurant operations pursuant to Sections
5.2 and 5.3.

         1.8 Franchise Agreement. The Franchise Agreement between Tenant and Arby's Inc. d/b/a Triarc Restaurant Group, a Delaware corporation, dated _____________________________, with respect to the restaurant operations at each Building. The Franchise Agreements are attached hereto as Exhibit G.

         1.9 Purchase Price. The purchase price for the Buildings shall be $18,128,100.00. The Purchase Price shall be allocated to individual Buildings in accordance with Exhibit C hereto.

         1.10 Rent Reduction Amount. The product of (i) total Base Rent payable hereunder prior to such reduction multiplied by (ii) the ratio of (A) the portion of the Purchase Price allocated to the Building pursuant to Exhibit C with respect to which the Rent Reduction Amount is calculated, divided by (B) the Purchase Price.

2.0      TERM
         ----

         2.1 The Term of this Lease shall be for a period of twenty (20) years, commencing on the 30th day of April, 1997 (the "Rent Commencement Date") and ending on the 30th day of April, 2017. A "Lease Year" shall commence on the Rent Commencement Date and end 12 months thereafter.

         2.2 Option to Renew Lease. Tenant shall have the option to renew the Lease for three (3) renewal terms, with the first renewal term being for a ten
(10) year period and the next two (2) renewal terms being for periods of five
(5) years each, on the same terms and conditions as herein set forth. Tenant shall exercise each renewal option by delivery of written notice of exercise of such option to Landlord on or before the date six (6) months preceding the scheduled termination date of the Lease or the current renewal period as the case may be. If Tenant fails to exercise any renewal option, Tenant's right to exercise any further renewal options will expire.

         2.3 Acknowledgment of Commencement Date. In the event the commencement date of the term of this Lease is other than provided for in Section 2.1, then the Landlord and Tenant shall execute a written acknowledgment of commencement and shall attach it hereto as Exhibit D.

3.0      RENT.
         -----

         Tenant shall pay to Landlord as rent for the Leased Property the sums shown on Exhibit E, payable in advance, without deduction, offset, prior notice or demand, in lawful monies of the United States of America.

4.0      FINANCIAL COVENANTS AND STATEMENTS.
         -----------------------------------

         4.1 Liquidity. Tenant represents and warrants that, as of the Rent Commencement Date, it shall have Unencumbered Liquidity of at least $2,750,000.00. For purposes hereof, Unencumbered Liquidity shall mean, as of the Rent Commencement Date, the sum of (i) 75% of the cash and cash equivalents of Tenant, plus (ii) 100% of the cash and cash equivalents of ICH Corporation which, in either case, are not collaterally assigned in connection with any loan in which such cash or cash equivalent represents substantially all of the collateral for such loan. Tenant shall deliver a certificate to Landlord as of the Rent Commencement Date evidencing compliance with this Section, which certificate is a condition precedent to the effectiveness of this Lease.

         4.2 Guaranty. ICH Corporation ("Guarantor") shall irrevocably and unconditionally guaranty all obligations of Tenant under this Lease, and shall execute a Guaranty Agreement in the form attached hereto as Exhibit F. If Guarantor sells fifty-one percent (51.0%) or more of its ownership interest in Tenant to a party ("Substitute Guarantor") which agrees to execute a guaranty agreement substantially in the form attached hereto as Exhibit F, Guarantor shall be released from any further liability with respect to the Guaranty Agreement provided that (i) there is at such time no default under the Lease beyond any applicable notice and cure period, and (ii) the Substitute Guarantor has financial strength and payment ability as of the date of the request for such substitution reasonably acceptable to Landlord, based on the financial statements of the Substitute Guarantor in form reasonably acceptable to Landlord.

         4.3 Dividend Restriction. Guarantor (or any Substitute Guarantor) shall not pay any dividends on its capital stock, redeem any capital stock, or engage in any recapitalization requiring Guarantor to pay dividends or redeem its capital stock (i) at any time prior to two (2) years after the Rent Commencement Date, and thereafter (ii) only if, immediately after any such transaction, the Unencumbered Liquidity is more than $2,750,000.00.

         4.4 Financial Statements. During the term of this Lease, including any renewal terms, Tenant and Guarantor (including any Substitute Guarantor) shall deliver to Landlord annual financial statements of Tenant and Guarantor, prepared in accordance with generally accepted accounting principles, certified by the chief executive officer or chief financial officer of Tenant within ninety (90) days following the close of such year. If Tenant or Guarantor has audited financial statements available, it shall deliver such audited financial statements to Landlord. Additionally, Tenant shall prepare and deliver to Landlord monthly sales reports separately identifying the gross sales from each Building subject to this Lease.

5.0      TAXES.
         ------

         5.1 Payment of Taxes. Tenant shall pay, as additional rent hereunder, all real property taxes applicable to the Leased Property during the term of the Lease. Payment of taxes shall be made directly to the taxing authority prior to the due date for such taxes (provided Tenant receives a copy of the tax bill at least thirty (30) days prior to the due date), with a copy to Landlord of the remittance within five (5) days after payment by Tenant. In the event such real property taxes required to be paid by Tenant cover any period of time before or after expiration of the term of this Lease, Tenant's share of such taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which this Lease is in effect. Landlord shall forward copies of all tax bills within fifteen (15) days after Landlord's receipt thereof.

         5.2 Definition of "Real Property Taxes". As used herein, the term "real property tax" shall include any form of assessment, license fee, rent tax, sales tax on rental receipts, levy, or tax imposed by any authority having the direct or indirect power to tax, including any city, county, state, or federal government, or any school, agricultural, lighting, drainage, or other improvement district thereof, as against any legal or equitable interest of Landlord in any Leased Property or in the real property of which any Premises is a part, as against Landlord's right to rent or other income therefrom.

         5.3 Personal Property Tax.

             (a) Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, fixtures, furnishings, Personal Property and Equipment.

             (b) If any Equipment shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to such Equipment within ten (10) days after receipt of a written statement setting forth the taxes applicable to the Equipment.

         5.4 If Tenant should fail to pay any taxes, assessments or governmental charges required to be paid by it hereunder, in addition to any other remedies provided herein, Landlord may, in its sole discretion, after ten (10) days' prior written notice to Tenant, pay such taxes, assessments and governmental charges.

Any sums so paid by Landlord shall be deemed to be additional rental owing by Tenant to Landlord and due and payable upon demand as additional rent with interest at the rate of twelve percent (12.00%) from the date of the payment by Landlord.

         5.5 If at any time during the term of the Lease the present method of taxation shall be changed so that, in lieu of the whole or any part of any taxes, assessments, levies or charges levied, assessed or imposed on real estate and the improvements thereon there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received from Tenant and/or any assessment, levy or charge measured by or based in whole or in part, upon such rents, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included with the term taxes for the purposes hereof and shall be paid by Tenant.

         5.6 Tenant may contest the amount, validity or application of any taxes by appropriate proceedings diligently conducted in good faith provided that (a) such proceedings shall suspend the collection thereof, (b) no part of the Leased Property or of any rent would be subject to loss, sale or forfeiture before determination of any contest, (c) Landlord would not be subject to any criminal liability for failure to pay, (d) such proceedings shall not affect the payment of rent hereunder or prevent Tenant from using any Leased Property for its intended purposes, and (e) Tenant shall notify Landlord of any such proceedings at which the amount of contest exceeds $10,000.00 within 20 days after the commencement thereof, and shall describe such proceedings in reasonable detail. Tenant will conduct all such contests in good faith and with due diligence and will, promptly after the determination of such contest, pay and discharge all amounts which shall be determined to be payable therein. In the event Tenant elects to dispute and contest any taxes, it shall provide Landlord with a surety bond in the amount of taxes in dispute.

         5.7 Landlord covenants and agrees that if there shall be any refunds or rebates of the Taxes paid by Tenant, such refunds or rebates shall belong to Tenant. Any refunds received by Landlord shall be deemed trust funds and as such are to be received by Landlord in trust and paid to Tenant forthwith. Tenant will, upon the request of Landlord, sign any receipts which may be necessary to secure the payment of any such refunds or rebates. The obligations set forth in this Section 5.7 shall survive any termination of this Lease. Landlord will cooperate in the execution of any documents Tenant may reasonably request in connection with such proceedings.

6.0      USE
         ---

         6.1 Use. The Leased Property shall be used and occupied by Tenant as an Arby's restaurant pursuant to the Franchise Agreement, and may be used for any other lawful purpose with Landlord's prior written consent, which shall not unreasonably be withheld or delayed (and which may be conditioned, for non-restaurant uses, on such use not causing any violation of a loan agreement or other contractual commitment to which Landlord is a party). Tenant will not do or permit any act or thing that is contrary to any legal requirement or insurance requirement, or that impairs the value of any Leased Property or any part thereof or that materially increases the dangers, or poses unreasonable risk of harm, to third parties (in, on or off any Leased Property) arising from activities thereon, or that constitutes a public or private nuisance or waste to any Leased Property or any part thereof. Tenant shall not conduct any activity on any Premises or use any Leased Property in any manner (i) which would cause any Leased Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring any Leased Property within the ambit of, the Resource Confirmation and Recovery Act of 1976, 42 U.S.C. ss.

6901, et seq., or any similar state law or local ordinance; (ii) so as to cause a release or threat of release of hazardous waste from any Leased Property within the meaning of, or otherwise bring any Leased Property within the ambit of, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601-57, or any similar state law or local ordinance or any other environmental law; or (iii) so as to cause a discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251, et seq., or the Clean Air Act, 42 U.S.C. ss. 741, et seq., or any similar state or local ordinance.

         6.2 Compliance with the Law. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, and requirements in effect during the term hereof, regulating the use by Tenant of any Leased Property. Tenant shall not use or permit the use of any Leased Property in any manner that will tend to create waste or a nuisance, or, otherwise expose Landlord or any Leased Property to any liability.

         6.3 Condition of Leased Property. Tenant hereby accepts all of the Leased Property in their condition as of the date of the possession hereunder, subject to all applicable zoning, municipal, county, and state laws, ordinances, and regulations governing and regulating the use of any Leased Property, and accepts this Lease subject thereto and to all matters disclosed thereby, and by any exhibits attached hereto. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the suitability of any Leased Property for the conduct of the Tenant's business.

         6.4 Tenant's Covenants and Indemnity. Tenant shall not dispose of or otherwise allow the release of any hazardous waste or materials in, on, or under the Premises, or any adjacent property or in any improvements placed on the Premises (other than in full compliance with all environmental laws). Tenant represents and warrants to Landlord that Tenant's intended use of any Leased Property does not involve the use, production, disposal or bringing onto any Premises of any hazardous waste or materials. Tenant shall promptly comply with all statutes, regulations and ordinances, and with all orders, decrees or judgments of governmental authorities or courts having jurisdiction, relating to the use, collection, treatment, disposal, storage, control, removal or clean up of hazardous waste or materials, in, on or under any Leased Property or any adjacent property, or incorporated in any improvements, at Tenant's expense.

         After notice to Tenant and reasonable opportunity for Tenant to effect such compliance, Landlord may, but is not obligated to, enter upon any Leased Property and take such actions and incur such costs and expenses to effect such compliance as it deems advisable to protect its interest in any Leased Property; provided, however, that Landlord shall not be obligated to give Tenant notice and an opportunity to effect such compliance if (i) such delay might result in material adverse harm to Landlord or any Leased Property, (ii) Tenant has already had actual knowledge of the situation and a reasonable opportunity to effect such compliance, or (iii) an emergency exists. Whether or not Tenant has actual knowledge of the release of hazardous waste or materials in, on or under any Leased Property or any adjacent property as the result of Tenant's use of any Leased Property, Tenant shall reimburse Landlord for the full amount of all costs and expenses reasonably incurred by Landlord in connection with such compliance activities, and such obligation shall continue even after the termination of this Lease. Tenant shall notify Landlord immediately after Tenant learns of any release of any hazardous waste or materials in, on or under any Leased Property.

         Tenant shall indemnify, defend and hold Landlord harmless from and against any and all environmental claims, damages, demands, losses, liens, liabilities, obligations, fines, penalties, charges, judgments, clean up costs, remedial actions and other proceedings and costs and expenses (including, without limitation, attorneys' fees and disbursements) which may be imposed on, incurred or paid by, or asserted against Landlord or any Leased Property by reason of, or in connection with (i) any misrepresentation or breach of warranty by Tenant, or (ii) the acts or omissions of Tenant, or any sublessee or other person for whom Tenant would otherwise be liable, resulting in the release of any hazardous waste or materials, or (iii) arising directly or indirectly from or out of or in any way connected to Tenant's use, storage, ownership, possession, or control of hazardous substances in, on or under any Leased Property which directly or indirectly result in the Leased Property or any other property becoming contaminated with hazardous substances. Tenant hereby agrees upon notification to clean up from any Leased Property or any other property any contamination caused by its activity, including, without limitation, use, storage, ownership, possession or control of hazardous substances in, on or under any Leased Property, including, without limitations, any remedial action required by applicable governmental authorities. Tenant further acknowledges that it will be solely responsible for all costs and expenses relating to the clean up of hazardous substances from any Leased Property or any other properties which become contaminated with hazardous substances as a result of Tenant's activities in, on or under any Leased Property.

         The term "hazardous substances" and "hazardous waste or materials" shall mean: Any substance or material defined or designated as a hazardous or toxic waste, hazardous or toxic material, a dangerous, hazardous, toxic, or radioactive substance, or other similar term, by any federal, state, or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as such statutes, regulations, and ordinances may be amended from time to time including, but not limited to, the statutes listed below:

                  Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq.

                  Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 49 U.S.C. ss. 1801, et seq.

                  Federal Clean Air Act, 42 U.S.C. ss. 7401-7626.

                  Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. ss. 1251, et seq.

                  Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978, 7 U.S.C., Paragraph 13, et seq.

                  Federal Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

                  Federal Safe Drinking Water Act, 42 U.S.C. ss. 300 (f), et seq.

         6.5 Insurance Cancellation. Notwithstanding the provisions of Section
6.1 above, no use shall be made or permitted to be made of any Leased Property nor acts done which will cause the cancellation of any insurance policy obtained by Tenant covering any Leased Property or any other property of which any Premises may be a part.


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

7.0      UTILITIES.
         ----------

         Tenant shall pay prior to delinquency for all water, gas, heat, light, power, telephone, sewage and city assessments, air conditioning, ventilation, janitorial, landscaping, fire protection monitoring service, and all other materials and utilities supplied to any Leased Property. Landlord has no responsibility to maintain or pay for any utilities on any Leased Property.

8.0      MAINTENANCE AND REPAIRS; ALTERATIONS AND ADDITIONS
         --------------------------------------------------

         8.1 Tenant shall at its sole cost and expense keep and maintain all Leased Property, including sidewalks, landscaping and driveways located on the Premises, in good order and condition and repair, and shall suffer no waste with respect thereto. Tenant shall at all times comply with the image standard required under the Franchise Agreement. Tenant shall at its sole cost and expense make all needed repairs to and replacements of the Leased Property, interior and exterior, structural and nonstructural, ordinary and extraordinary, including but not limited to any roof, air conditioning and heating systems, replacements of cracked or broken grass, repair of parking areas and driveways, and shall keep the plumbing units, pipes and connections free from obstruction and protected against ice and freezing. Landlord has no responsibility to maintain or pay for any part of the maintenance or replacement of the Leased Property.

         8.2 Surrender. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Leased Property to Landlord in good condition, broom clean, ordinary wear and tear excepted. Tenant shall repair any damage to the Leased Property caused by the removal of Tenant's Equipment pursuant to Section 8.4 below, which repairs shall include the patching and filling of holes thereof, the repair of structural damage of any kind or type, the repair or replacement of all damaged mechanical equipment and all heating, air conditioning, and ventilating equipment.

         8.3 Landlord's Rights. If Tenant fails to perform Tenant's obligations under any of the provisions of this Section 8, Landlord shall give Tenant written notice to do such acts as are reasonably required to maintain any Leased Property in good order and condition. If, within thirty (30) days of such notice, Tenant fails to commence to do the work and diligently prosecute it to completion, or, with respect to items which are not reasonably susceptible to being remedied within such thirty (30) day period, within the period during which the work may reasonably be completed, then Landlord shall have the right, (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work satisfactorily. Any amount so expended by Landlord shall be paid by Tenant within ten (10) days after billing for same, with interest at twelve percent (12.00%) per annum from the date of such work. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of any Leased Property by Tenant as a result of performing any such work.

         8.4      Alterations and Additions.

                  (a) Tenant shall not make any alterations to any structural component of any Building (including, but not limited to exterior walls, foundations, roof and ceilings), or utility installations on or about any Premises without the express written consent of the Landlord; provided, however, that the Landlord will not unreasonably delay or withhold consent. As used in this section, the term "utility installations" shall include ducting, power plants, space heaters, conduit, and wiring.

                  (b) Tenant shall provide Landlord with written notice of each contractor or subcontractor performing work on any Leased Property. Landlord's consent to the selection of such contractors or subcontractors shall not be required for construction on the Leased Property not exceeding $100,000.00. Landlord shall have the right to approve any contractors or sub-contractors for work on any Leased Property which is reasonably expected to exceed $100,000.00, which approval shall not be unreasonably withheld or delayed.

                  (c) All alterations, changes, additions, improvements, and utility installations (whether or not such utility installations constitute trade fixtures of Tenant) which may be made to any Leased Property, shall at the expiration or earlier termination of this Lease, become the property of the Landlord and remain upon and be surrendered with the Leased Property. The Equipment, inventory and any other personal property, to the extent owned by Tenant, other than that which is affixed to any Building or Premises so that it cannot be removed without material damage to such Building or Premises, shall remain the property of the Tenant, and may be removed by the Tenant subject to the provisions of Section 8.23, at any time during the term of this Lease when Tenant is not in default of any of the provisions of this Lease beyond any applicable notice and cure period.

9.0      ENTRY BY LANDLORD.
         ------------------

         Landlord and Landlord's agents, shall have the right on reasonable prior notice during normal business hours to enter any Building or Premises to inspect the same or to maintain or repair the Leased Property or any portion thereof or to show any Leased Property to prospective purchasers or lenders, or during the last three (3) months of the term of the Lease to any prospective Tenant. Landlord shall have the right to use any and all means which Landlord may deem proper to open the door to any Building in an emergency of any type.

10.0     LIENS.
         ------

         Tenant shall keep all Leased Property free from any and all liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify and hold harmless and defend the Landlord from any and all liens and/or encumbrances arising out of any work performed or materials furnished by or at the direction to the Tenant. In the event that any such lien is imposed, Tenant shall have thirty (30) days from the date it is notified of such imposition to cause the lien to be released of record or bonded around. Failure to do so by Tenant shall allow Landlord, in addition to all other remedies provided herein by law, the right, but by no means the obligation, to cause the lien to be released by such means as it shall deem proper, including payment of the claim giving rise to the lien. All such sums reasonably paid by Landlord and all expenses reasonably incurred by it in connection therewith, including attorney's fees and costs, shall be payable to Landlord by Tenant on demand with interest at twelve percent (12.00%) per annum. Landlord shall have the right at all times to post and keep posted on any Leased Property any notices permitted or required by law, or which the Landlord shall deem proper, for the protection of the Landlord and any Leased Property, and/or any other party having an interest therein, from mechanic's and materialman's liens. The Tenant shall give to Landlord at least ten (10) days written notice of the expected date of commencement of any work relating to alterations and/or additions to the Leased Property exceeding $100,000.00.

11.0     INDEMNITY
         ---------

         11.1 Indemnity. Tenant shall defend, indemnify, and hold harmless Landlord from and against any and all claims arising from Tenant's use of any Leased Property or the conduct of its business or from any activity, work, or thing done, permitted, or suffered by Tenant in or about any Leased Property and shall further defend, indemnify, and hold harmless Landlord from and against any and all claims arising from any breach, or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, or employees, and from and against any and all costs, attorneys fees, expenses, and liabilities reasonably incurred in connection with such claim or any action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim whatsoever, Tenant, upon notice from Landlord, shall defend same at Tenant's expense by counsel reasonably satisfactory to Landlord. However, Tenant shall not be liable for any damage or injury occasioned by the negligence or intentional acts of Landlord or its designated agents, contractors or employees or for consequential damages.

         11.2 Exemption of Landlord from Liability. Except for intentional acts or gross negligence of the Landlord, its agents, contractors and employees, Landlord shall not be held liable for injury or damage which may be sustained by the person, goods, wares, merchandise, or property of Tenant, or by any agent or other person claiming by or under Tenant which might be caused by or resulting from fire, steam, electricity, gas, water, or rain, which may leak or flow from or into any part of any Leased Property, or from breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air conditioning, ventilating, or lighting fixtures of the same, whether the said damage or injury results from conditions arising in, on, or under any Building or Premises or upon other portions of the Property of which the Premises are a part or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant (if any) of any Building or Premises, or property of which any Premises is a part. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims by any person which may arise from the matters mentioned in this Section 11.2 except for intentional acts or negligence of the Landlord, its agents, contractors and employees.

12.0     INSURANCE
         ---------

         12.1 Liability Insurance. Tenant shall, at Tenant's expense, procure and maintain at all times during the term of this Lease, a policy of comprehensive public liability insurance insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy, or maintenance of any Leased Property. Such insurance shall at all times be in an amount of not less than $3,000,000.00. The limits of such insurance shall not limit the liability of the Tenant. All insurance required under this Section 12 shall be with companies rated A or better in Best's Insurance Guide. Tenant shall deliver to Landlord certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Landlord, provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to), procure same at Tenant's expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverages which the Landlord may carry. Tenant shall, within twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders or Landlord, after ten (10) days' written notice, may order such insurance and charge the cost to the Tenant, which amounts shall be payable by Tenant on demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies which the Tenant may have in force, provided such blanket policies expressly afford coverage of any Leased Property and to Landlord as is required by this Lease.

         12.2 Property Insurance. Tenant shall, at Tenant's expense, procure and maintain at all times during the term of this Lease, the policy or policies of insurance covering loss or damage to any Leased Property in the amount of the full replacement value thereof, and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, sprinkler leakage, flood and special extended peril (all risk). Tenant shall pay the entire amount of such annual insurance premiums and shall deliver to Landlord certificates of insurance evidencing such insurance with loss payable clauses reasonably satisfactory to Landlord, provided that in the event Tenant fails to provide and maintain such insurance, Landlord may (but shall not be required to) procure same at Tenant's expense after ten (10) days prior written notice. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of coverages which the Landlord may carry. Tenant shall, within twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders or Landlord, after ten (10) days' written notice, may order such insurance and charge the cost to the Tenant, which amounts shall be payable by Tenant on demand. Such insurance shall provide for payment of losses thereunder to Landlord or the holder of a first mortgage or deed of trust on any of the Leased Property. Any loss proceeds shall be made available for the purposes of replacing or rebuilding the pertinent Leased Property if required under Section 13 and in which event, such funds shall be segregated from the general funds of Landlord and any mortgagee of Landlord's interest in the Leased Property.

         12.3 Waiver of Subrogation. Landlord and Tenant shall waive any and all rights of recovery against the other or against the officers, employees, agents and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control caused by fire or any of the extended coverage risks described above to the extent that such loss or damage is insured. Landlord and/or Tenant shall give notice to the insurance carrier or carriers involved that the foregoing mutual Waiver of Subrogation option is contained in this Lease. The waivers provided for in this Section 12.3 shall be applicable and effective only in the event such waivers are obtainable from the insurance carriers concerned.

13.0     DAMAGE TO PREMISES
         ------------------

         13.1 Partial or Total Damage-Insurance Available. In the event of damage causing a partial or total destruction of a Building during the term of this Lease and there is made available to the Landlord, or to any mortgagee of Landlord's interest in the Leased Property, pursuant to Section 12.0 above, insurance proceeds for such damage, Landlord shall repair or rebuild the damaged Building to the condition existing immediately prior to such damage, with this Lease to continue in full force and effect with respect to such damaged Building. Tenant shall deposit with Landlord or make available to Landlord the amount reasonably estimated by Landlord to be required in addition to any available insurance proceeds to complete the repairs or reconstruction ("Tenant Repair Deposit") within thirty (30) days after notice to Tenant by Landlord. The amount of the Tenant Repair Deposit shall not limit Tenant's liability if insufficient insurance is available to reconstruct the damaged Building, and Tenant shall pay any such deficiency to Landlord within thirty (30) days after written notice; conversely if after such reconstruction there is any balance in the Tenant Repair Deposit, such excess will promptly be refunded to Tenant within ten (10) days after reconstruction is completed. Provided, however, if Landlord has not begun reconstruction or repairs within thirty (30) days after the later of (i) receipt of available insurance proceeds or (ii) receipt of the Tenant Repair Deposit, if any, or it is not reasonably anticipated that such repair or reconstruction can be completed within a 180-day period after commencement of reconstruction, Tenant may, by written notice to Landlord, terminate this Lease as to such damaged Building, with a reduction in rent due hereunder as provided in Section 13.4, provided that Tenant has indemnified Landlord against any deficiency in insurance proceeds.

         13.2 Repair Not Permitted. In the event that a Building may not be repaired as required herein under applicable laws and regulations notwithstanding the availability of insurance proceeds and any Tenant Repair Deposit, this Lease shall be terminated as to such Building effective with the date of the damage occurrence, with a reduction in rent due hereunder as provided in Section 13.4, and Landlord shall be entitled to retain the insurance proceeds and the Tenant Repair Deposit pertaining to the damaged Building.

         13.3 Damage to Building or Personal Property During Last Twelve Months of Term. In the event of any total or partial destruction to a Building occurring during the last twelve (12) month period of the term of this Lease (or any extension thereof), and notwithstanding the provisions of Sections 13.1 above, Landlord or Tenant shall have the right for the longer of (i) a period of sixty (60) days following the event giving rise to the casualty or damage, or
(ii) the period fifteen (15) days following the receipt of insurance proceeds and any Tenant Repair Deposit to elect to retain all insurance proceeds and any Tenant Repair Deposit and to terminate this Lease as to such Building, with a reduction in rent due hereunder as provided in Section 13.4. Provided, however, if Tenant has properly exercised any option that it may have to renew the Lease Term, this Section 13.3 shall be applicable to the option period.

         13.4 Abatement of Rent. In the event that casualty to a Building results in Tenant ceasing business operations at the Building, and/or in the event of termination of this Lease with respect to a Building, the rent payable by Tenant under this Lease shall be reduced by the Rent Reduction Amount from the date of the event giving rise to such damage or casualty. If only a portion of the Premises are affected by the casualty, but Tenant continues restaurant operations at such damaged Building, Tenant shall be entitled to an equitable reduction (not to exceed the Rent Reduction Amount) in rent in direct proportion to the area of the Building which is unusable bears to the area of improvements at such damaged Building. Tenant's obligation to resume the payment of rent and other charges with respect to a damaged Building shall recommence on the earlier of sixty (60) days after completion of any required construction of the Building or the date on which Tenant first reopens for business to the public. This right to a partial abatement of rent shall be Tenant's sole remedy as a result of any such damage or repair. Landlord shall not be required to make any repair or restoration of injury or damage to any Equipment or any improvement or property installed on the Premises by or at the expense of Tenant. Such items shall be replaced by Tenant at Tenant's sole cost and expense.

         13.5 Continuation of Lease After Casualty or Condemnation. Notwithstanding any partial or complete termination of this Lease with respect to a damaged or condemned Building pursuant to Section 13 or 14 hereof, this Lease shall continue in full force and effect with respect to the remaining Leased Property, with such reduction in rent attributable to such damaged or condemned Building as provided in Section 13 or 14 hereof.

14.0     CONDEMNATION.
         -------------

         14.1 Total Taking. If all, or a substantial portion of any Building or the Premises of which such Building is located shall be taken or appropriated for public or quasi-public use by the right of eminent domain, (with or without litigation), or transferred by agreement in connection with such public or quasi-public use, either Landlord or Tenant shall have the right at its option (exercisable within thirty (30) day of the receipt of notice of such taking), to terminate this Lease as to such Building as of the date possession is taken by the condemning authority. A substantial portion of the Building shall be deemed to be taken or appropriated if such taking shall have a materially adverse effect upon the present use and operation of the affected Building or the economic feasibility of operation thereof, or shall result in the elimination of necessary ingress and/or egress from such Building to public roads ("Total Taking"). In the event of a Total Taking in which this Lease is terminated with respect to the condemned Building, the rent due under this Lease shall be reduced by the Rent Reduction Amount from the date of such taking. In the event of a taking which does not constitute a Total Taking ("Partial Taking"), Tenant shall be entitled to an equitable reduction in rent (not to exceed the Rent Reduction Amount) in direct proportion to the area of the Premises so taken bears to the total area of the Premises leased to Tenant.

         14.2 Award. No award for any Total Taking or Partial Taking shall be apportioned, and except as provided in the next sentence, Tenant hereby assigns to Landlord any award which may be made in such taking appropriation, or condemnation, together with any and all rights of Tenant now or hereafter arising in such award. Landlord has no interest, however, in any award made to Tenant for the taking of Equipment belonging to Tenant or moving expenses; or for the interruption of or damage to Tenant's business, or to Tenant's unamortized cost of leasehold improvements. Any award to the Landlord by reason of a Partial Taking (or Total Taking, if the Lease is not terminated with respect to such condemned Building as set forth above) shall be made available for reconstruction, and shall be segregated from the Landlord's general funds. No temporary taking of any Building and/or of the Tenant's rights therein, or under this Lease, shall terminate this Lease as to such Building or give Tenant any right to any abatement of rent. Any award made for such temporary taking shall belong entirely to Tenant.

15.0     ASSIGNMENT AND SUBLETTING
         -------------------------

         15.1 Landlord's Consent Required. Tenant shall not assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, nor permit such assignment by operation of law, and shall not sublet any Leased Property or any part thereof, without the prior express written consent of the Landlord, which consent shall not be unreasonably withheld or delayed. Landlord may condition such consent upon any assignee or subtenant providing Landlord with evidence of financial capability and restaurant operating experience reasonably satisfactory to Landlord. Any attempt to do so without such consent being in hand, shall be wholly void and shall constitute a breach of this Lease. Notwithstanding the foregoing to the contrary, Tenant shall have the right to assign this Lease with prior written notice to Landlord but without Landlord's consent, provided that there then exists no default under this Lease, beyond any applicable notice and cure period, to any person which is acquiring all or substantially all of the assets of Tenant, whether by merger, sale or otherwise.

         In connection with Tenant's assignment of its interest in this Lease with respect to less than all of the Buildings in a transaction satisfying the requirement of this Section 15.1, Landlord will cooperate with Tenant in executing an individual lease agreement with such assignee, provided that: (i) Tenant pays Landlord's reasonable legal fees in connection with the preparation of such individual lease; (ii) the individual lease has identical terms to the provisions of this Lease except for (A) the rental rate, which will be determined by Tenant in its reasonable discretion, and which will reduce the rental payments due hereunder by the same amount, (B) the assignee shall have no right to purchase a Building pursuant to Section 18.22 hereof, (C) the Assignee shall have no right to further assign or sublet the Leased Property without Landlord's prior written consent, which consent will not be unreasonably withheld or delayed, and (iii) Tenant shall guaranty, in form and content reasonably satisfactory to Landlord, the assignee's payment and performance obligation under such individual lease. Upon execution of such individual lease, the Leased Property which is the subject of such individual lease shall no longer be part of the Leased Property demised under this Lease or be governed by this Lease. Concurrently with the execution of such individual lease, the parties shall enter into an amendment to this Lease evidencing the removal of such Leased Property from the Leased Property demised hereunder and the corresponding reduction of the Base Rent payable hereunder, as provided above.

         15.2 No Release of Tenant. No consent by Landlord to any assignment or subletting by Tenant shall relieve Tenant of any obligations to be performed by Tenant under this Lease, whether occurring before or after such assignment or subletting. The consent by Landlord to any assignment or subletting shall not relieve Tenant from the obligation to obtain Landlord's express written consent to any other assignment or subletting, which consent will not be unreasonably withheld or delayed. The acceptance of any rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease, or to be consent to any assignment, subletting, or other transfer.

         15.3 By Landlord. This Lease shall be fully assignable by Landlord or its assigns.

         15.4 Leasehold Mortgages. Tenant and its successors and assigns are hereby given the right by Landlord in addition to any other rights herein granted, without Landlord's prior written consent, to mortgage its interests in this Lease and any sublease(s) under one or more first leasehold mortgages, and assign this Lease, and any sublease(s) as collateral security for such Mortgage(s), upon the condition that all rights acquired under such Mortgage(s) shall be subject to each and all of the covenants, conditions and restrictions set forth in this Lease, and to all rights and interests of Landlord herein, none of which covenants, conditions or restrictions is or shall be waived by Landlord by reason of the right given to mortgage such interest in this Lease, except as expressly provided herein. If Tenant or its successors and assigns shall mortgage this leasehold, and if the holder(s) of such Mortgage(s) shall send to Landlord a true copy thereof, together with written notice specifying the name and address of the Mortgagee and the pertinent recording date, if any, with respect to such Mortgage(s) (which notice provision may be satisfied by a letter from the leasehold Mortgagee to Landlord specifying each Building location subject to such mortgage, and that a true and correct form of such leasehold Mortgage is attached to such letter), Landlord agrees that so long as any such leasehold Mortgage(s) shall remain unsatisfied of record or until written notice of satisfaction is given by the holder(s) to Landlord, the following provisions shall apply:

                  (a) There shall be no cancellation, surrender or modification of this Lease by joint action of Landlord and Tenant without the prior consent in writing of the leasehold Mortgagee(s).

                  (b) Landlord shall, upon serving Tenant with any notice of default, simultaneously serve a copy of such notice upon the holder(s) of such leasehold Mortgage(s). The leasehold Mortgagee(s) shall thereupon have the same period (plus an additional fifteen (15) days), after service of such notice upon it, to remedy or cause to be remedied the default complained of, and Landlord shall accept such performance by or at the instigation of such leasehold Mortgagee(s) as if the same had been done by Tenant.

                  (c) Anything herein contained notwithstanding, while such leasehold Mortgage(s) remains unsatisfied of record, or until written notice of satisfaction is given by the holder(s) to Landlord, if any default shall occur which, pursuant to any provision of this Lease, entitles Landlord to terminate this Lease, and if, before the expiration of thirty (30) days from the date of service of notice of termination upon such leasehold Mortgagee(s) such leasehold Mortgagee(s) shall have notified Landlord of its desire to nullify such notice and shall have paid to Landlord all rent and additional rent and other payments herein provided for which are then in default, and shall have complied or shall commence the work of complying with all of the other requirements of this Lease, which are then in default and which are capable of cure by such leasehold Mortgagee(s), and shall prosecute the same to completion with due diligence, then in such event Landlord shall not be entitled to terminate this Lease and any notice of termination theretofore given shall be void and of no effect.

                  (d) Landlord agrees that the name of the leasehold Mortgagee(s) may be added to the "Loss Payable Endorsement" of any and all insurance policies required to be carried by Tenant hereunder on condition that the insurance proceeds are to be applied in the manner specified in this Lease.

                  (e) Landlord agrees that, in the event of termination of this Lease by reason of any default by Tenant or rejection in bankruptcy, Landlord will enter into a new lease of the Leased Property with the leasehold Mortgagee(s) or its nominee(s), for the remainder of the term, effective as of the date of such termination, at the rent and additional rent and upon the terms, provisions, covenants and agreements as herein contained, and to the rights, if any, of any parties then in possession of any part of the Leased Property, provided:

                           (i) Said Mortgagee(s) or its nominee shall make written request upon Landlord for such new lease within thirty (30) days after the date of such termination and such written request is accompanied by payment to Landlord of sums then due to Landlord under this Lease;

                           (ii) Said Mortgagee(s) or its nominee(s) shall thereafter pay to Landlord at the time of the execution and delivery of said new lease, any and all sums which would at the time of the execution and delivery thereof, be due pursuant to this Lease but for such termination, and in addition thereto, any expenses, including reasonable attorneys' fees, to which Landlord shall have been subjected by reason of such default (after Landlord has applied any security held hereunder);

                           (iii) Said Mortgagee(s) or its nominee(s) shall thereafter perform and observe all covenants herein contained on Tenant's part to be performed and shall further remedy any other conditions which Tenant under the terminated lease was obligated to perform under the terms of this Lease;

                           (iv) Such new lease shall be expressly made subject to the rights, if any, of Tenant under the terminated lease;

                           (v) The tenant under such new lease shall have the same right, title and interest in and to the buildings and improvements on the Leased Property as Tenant had under the terminated lease.

16.0     SUBORDINATION
         -------------

         16.1 Subordination. At Landlord's option, this Lease shall be subject and subordinate to all ground or underlying leases hereinafter executed affecting any Leased Property, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the land or improvements or either thereof, of which the Premises are a part, without the necessity of the execution and delivery of any further instruments, on the part of the Tenant, to effectuate such subordination. If any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of its mortgage deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, on the date of the recording thereof.

         16.2 Subordination Agreements. Tenant covenants and agrees to execute and deliver upon demand, without charge, such reasonable further instruments evidencing such subordination of this Lease to such ground or underlying leases and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

         16.3 Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under this Lease, performing its covenants and conditions of the Lease and upon recognizing any subsequent lessor under a ground or underlying lease or any purchaser as Landlord, Tenant shall and may peaceably and quietly have, hold, and enjoy the Leased Property for the term of the Lease as against any adverse claim of Landlord or any party subject, however, to the terms of the Lease.

         16.4 Attornment. In the event any proceedings are brought for default under any ground or underlying lease, or in the event of foreclosure or the exercise of a power of sale under any mortgage or deed or trust made by Landlord covering any Leased Property, the Tenant shall attorn to the lessor under the ground or underlying lease or the purchaser upon any such foreclosure, or sale, and recognize such lessor or purchaser as the Landlord under this Lease, provided said lessor or purchaser expressly agrees in writing to be bound by the terms of this Lease.

         16.5 Non-Disturbance. Tenant's agreement to subordinate or attorn pursuant to Section 16.1, 16.2, and 16.4 is expressly contingent upon Tenant receiving from such ground lessor or holder of such mortgage or deed of trust a commercially reasonable and acceptable non-disturbance agreement at no cost to Tenant which nondisturbance agreement shall provide, among other things, that
(i) Tenant shall get the same notice, if any, given to Landlord of any default or acceleration of any obligation or any sale in foreclosure, (ii) Tenant shall be permitted to cure any such default on Landlord's behalf within any applicable cure period, and Tenant shall be reimbursed by Landlord for any and all costs incurred in effecting such cure, including without limitation out-of-pocket costs incurred to effect any such cure (including reasonable attorneys' fees) and (iii) so long as Tenant is not in default hereunder, Tenant shall not be named in any foreclosure action or sale and this Lease shall not be terminated and Tenant shall be recognized as the tenant under all of the terms of this Lease. Landlord shall obtain from the holder of the mortgage or deed of trust encumbering the Leased Property on the Rent Commencement Date a non-disturbance agreement satisfying the requirements of this Section.

17.0     DEFAULT, REMEDIES
         -----------------

         17.1 Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

              (a) Any failure by Tenant to pay the rent or any other monetary sums required to be paid hereunder (where such failure continues for ten (10) days after written notice by Landlord to Tenant);

              (b) The abandonment or vacation of more than five (5) Buildings at any one time by the Tenant or the sale by Tenant of all or a part of the restaurant operations, unless pursuant to a permitted assignment or sublease pursuant to Section 15;

              (c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by the Landlord to the Tenant. However, if the nature of the default is such that the default cannot be reasonably cured within the thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall within such period of time commence such cure and thereafter diligently prosecute the same to completion;

              (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or of a petition for reorganization or arrangement under any law relating to bankruptcy, which is not dismissed within ninety (90) days; the appointment of a trustee or receiver to take possession of substantially all of the Tenant's assets located at any Premises or of Tenant's interest in this Lease where possession is not restored to Tenant within ninety (90) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at any Premises or of Tenant's interest in this Lease, where such seizure is not discharged within ninety (90) days;

              (e) The default by Tenant under any Franchise Agreement beyond any applicable notice and cure period;

              (f) The default by Tenant under any leasehold Mortgage beyond any applicable notice and cure period; and

              (g) The default by Guarantor or any Substitute Guarantor under
Section 4.0 hereof.

         17.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter, without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

              (a) Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right to possession irrespective of whether Tenant shall have abandoned any Leased Property. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to relet all or any portion of any Leased Property at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve any Leased Property as Landlord deems reasonable and necessary without electing to terminate the Lease, including removal of all persons and property from each Leased Property;

              (b) Terminate Tenant's right to possession of one or more (including all) of all Leased Property by any lawful means, in which case this Lease shall terminate with respect to such Leased Property (collectively the "Terminated Leased Property") and Tenant shall immediately surrender possession of the Terminated Leased Property to the Landlord. In such event Landlord shall be entitled to recover possession of the Terminated Leased Property from Tenant and those claiming through or under Tenant, and Landlord may continue the restaurant operations itself or through an affiliate, and Tenant hereby assigns to Landlord its right, title and interest in the following properties as security for Landlord's remedies under this Section 17.2: (i) The Franchise Agreement and (ii) the Equipment. In the event that Landlord or its affiliates continue the restaurant operations with respect to any Building after a default by Tenant hereunder, the rent due under this Lease shall be reduced by the Rent Reduction Amount with respect to the Building or Buildings in which Landlord or its affiliate is conducting such restaurant operations; provided, however, that Landlord may at any time abandon such restaurant operations with respect to any Building by delivery of thirty (30) days' written notice to Tenant, in which event Tenant's rental obligation with respect to such Building shall be restored in full.

         Any termination of this Lease and repossession of the Terminated Leased Property shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. In case of such termination, Tenant shall indemnify Landlord against all costs and expenses and loss of rent (loss of rent for the Terminated Leased Property shall be determined in accordance with Exhibit E). Items of expense for which Tenant shall indemnify Landlord shall include the costs and expenses reasonably incurred in collecting amounts due from Tenant under this Lease (including attorneys' fees, litigation expenses and the like); the damages incurred by Landlord by reason of Tenant's default, including, the cost of recovering possession of the Terminated Leased Property, expenses of reletting including necessary repairs of the Leased Property, excluding consequential damages. All sums due in respect of the foregoing shall be due and payable immediately upon notice from Landlord that a cost or expense has been incurred without regard to whether the cost or expense was incurred before or after the termination of this Lease. In the event proceedings are brought under the Bankruptcy Code, including proceedings brought by Landlord which relate in any way to this Lease including, without limitation, proceedings for the termination, assumption or assignment thereof, or proceedings to secure adequate protection for Landlord or proceedings involving objections to the allowance of Landlord's claim, then Landlord shall be paid, in addition to any and all amounts due Landlord pursuant to the terms of this Lease, such further amount as shall be sufficient to cover all costs and expenses actually incurred by Landlord with respect to the proceeding, which costs and expenses shall include the reasonable compensation, costs, expenses, disbursements and advances of Landlord, its agents and attorneys.

         Landlord may elect by written notice to Tenant within 60 days following such termination to be indemnified for loss of rent by a lump sum payment representing the difference between the amount of rent which would have been paid in accordance with this Lease for the Terminated Leased Property for the remainder of the Lease term (loss of rent for the Terminated Leased Property shall be based on the Rent Reduction Amount for the Terminated Leased Property, including all escalations of Base Rent pursuant to Exhibit E, and all taxes and other amounts required to be paid by Tenant hereunder) and the aggregate fair market rent of the Terminated Leased Property for the remainder of the Lease term, estimated as of the date of the termination, both of which amounts shall be discounted using a discount rate equal to Treasury Securities with maturity date approximately equal to the remaining term of the Lease.

         Should Landlord fail to make the election provided for above, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month during the remaining Lease term representing the difference between the rent which would have been paid in accordance with this Lease and the rent actually received by Landlord with respect to the Premises (loss of rent for the Terminated Leased Property shall be based on the Rent Reduction Amount for the Terminated Leased Property, including all escalations of Base Rent pursuant to Exhibit E, and all taxes and other amounts required to be paid by Tenant hereunder). Without any previous notice or demand separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any action, have then or theretofore become due and payable to Landlord under this Article without waiting until the end of the original term of this Lease.

         In the event that this Lease shall be terminated as hereinabove provided or by summary proceedings or otherwise, Landlord may at any time and from time to time relet the Terminated Leased Property in whole or in part either in its own name or as agent of Tenant for any period equal to or greater or less than the remainder of the then current term of this Lease for any rental which it may deem reasonable to any tenant it may deem suitable and satisfactory and for any use and purpose which it may deem appropriate. Landlord shall use reasonable commercial efforts to mitigate Tenant's damages hereunder on any breach of this Lease. Upon each reletting all rentals received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable costs and expenses of such reletting and of such alterations and repairs as are reasonably necessary for the reletting; third to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Upon a reletting of the Terminated Leased Property, Landlord shall not in any event be required to pay Tenant any surplus of any sums received by the Landlord in excess of the rent payable in accordance with this Lease. Unpaid installments of rent or other monies due shall bear interest from the date due at the rate of twelve percent (12.00%) per annum.

         17.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering any Leased Property. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to three percent (3.00%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant.

         17.4 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than ten (10) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord's obligation is such that more than ten
(10) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such ten (10) day period and thereafter diligently prosecutes same to completion. Tenant agrees that any such mortgagee or deed of trust holder shall have the right to cure such default on behalf of Landlord within ten (10) calendar days after receipt of such notice. Tenant further agrees not to invoke any of its remedies under this Lease until said ten
(10) days have elapsed.

18.0     MISCELLANEOUS
         -------------

         18.1 Estoppel Certificate.

              (a) Tenant shall at any time upon not less than twenty (20) days prior written notice from Landlord, execute, and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of any Leased Property.

              (b) Landlord shall at any time upon not less than twenty (20) days prior written notice from Tenant, execute, and deliver to Tenant a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and (iii) containing such additional information as is set forth in Exhibit H hereto. Any such statement may be conclusively relied upon by any prospective leasehold Mortgagee or prospective purchaser or assignee.

              (c) Either party's failure to deliver the statement referenced in
Section 18.1 within such time shall be conclusive upon such party (i) that this Lease is in full force and effect, without modification, (ii) that it has no knowledge of any uncured defaults in the other party's performance, and (iii) that not more than one month's rent has been paid in advance.

         18.2 Transfer of Landlord's Interest. In the event of a bona fide sale or conveyance by Landlord of Landlord's interest in any Leased Property or in any other property in which any Premises may be a part, other than a transfer for security purposes only, if Landlord is not in default under any provision of this Lease, Landlord shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of the Landlord with respect to the transferred

Leased Property, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest, shall be delivered to the successor of the Landlord and provided Landlord's assignee assumes all such obligations. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligations hereunder are assumed in writing by the transferee.

         In the event that less than all of the Leased Properties are sold to a single purchaser, as a condition to such sale, the purchaser and Tenant shall concurrently with each sale, execute and deliver to each other a new lease for such Leased Property, which new lease shall be for the remaining term of this Lease and shall be in the form of this Lease (each, an "Individual Lease"). The Base Rent payable by Tenant under each Individual Lease shall be an allocable portion of the Base Rent payable by Tenant under this Lease, as determined by Landlord in its reasonable discretion. Landlord shall provide Tenant with no less than thirty (30) days prior written notice of the anticipated closing date of the sale of a Leased Property, which notice shall be accompanied by a draft of the Individual Lease.

         Subject to and effective immediately upon the transfer of title to any Leased Property to a purchaser and the execution and delivery by such purchaser and Tenant of the Individual Lease, such Leased Property shall thereafter no longer be part of the Leased Property demised under this Lease or be governed by this Lease and the Base Rent payable under this Lease shall be reduced by an amount equal to the Base Rent payable by Tenant under the Individual Lease for such Leased Property.

         Concurrently with the sale of each Leased Property and the execution of an Individual Lease, the parties shall enter into an amendment to this Lease evidencing the removal of such Leased Property from the Leased Property demised hereunder and the corresponding reduction of the Base Rent payable hereunder, as provided above.

         18.3 Captions; Attachment; Defined Terms.

              (a) Captions of the paragraphs of this Lease are for convenience only and shall not be deemed to be relevant in resolving any question of interpretation or construction of any section of this Lease.

              (b) Exhibits attached hereto, and addendums and schedules initialed by the parties, are deemed by attachment to constitute part of this Lease and are incorporated herein.

         18.4 Entire Agreement. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Leased Property. This agreement and the exhibits and attachments may be altered, amended, or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant hereby agree that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relating to the leasing of any Leased Property are merged into or revoked by this agreement.

         18.5 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         18.6 Time; Joint and Several Liability. Time is of the essence of this Lease in each and every provision hereof. All the terms, covenants, and conditions contained in this Lease to be performed by either party, if such party shall consist of more than one person or organization, shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

         18.7 Waiver. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant or Landlord of the same or any other provision. Landlord's or Tenant's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's or Tenant's express written consent to or approval of any subsequent act by the Tenant or Landlord. The acceptance of rent hereunder by Landlord shall not be a waiver of any succeeding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such succeeding breach at the time of acceptance of such rent.

         18.8 Surrender of Premises. The voluntary or other surrender of this Lease by the Tenant, or mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it or any or all such subleases or subtenancies.

         18.9 Holding Over. If Tenant remains in possession of all or any part of any Leased Property after the expiration of the term of this Lease, with or without the express or implied consent of the Landlord, such tenancy shall be from month to month only, and not a renewal of this Lease or an extension for any further term. In such case, rent and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant, and agreement contained herein.

         18.10 Signs.

              (a) Tenant shall have the right to erect such signs as it shall elect, all in accordance with legal requirements.

              (b) Any such signs described above shall be removed at the expiration or earlier termination of the Lease at Tenant's expense and Tenant shall repair any damage to any Leased Property resulting from such removal. If Tenant fails to do so, Landlord may cause such removal and repair on Tenant's behalf at Tenant's reasonable expense.

         18.11 Reasonable Consent. Except as specifically limited elsewhere in this Lease, wherever in this Lease Landlord and/or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld, delayed, conditioned or charged for. In the event of failure to give any such consent, the other party shall be entitled to specific performance of law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless consent is withheld maliciously or in bad faith.

         18.12 Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at twelve percent (12.00%) per annum from the due date. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. Payment of such interest is in addition to the late charge specified in section 17.3 of this Lease.

         18.13 Recording. Tenant shall not record this Lease without Landlord's prior express written consent. Landlord and Tenant shall, at Tenant's expense, execute and record a short form or memo of Lease promptly following the Rent Commencement Date.

         18.14 Costs of Suit.

              (a) If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of rent or possession of any Leased Property, the prevailing party shall be entitled to an award of its reasonable attorneys' fees and costs. Such fees and costs shall include those fees and costs incurred at trial, on appeal, or in any bankruptcy proceeding.

              (b) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using any Leased Property by license of Tenant, or for the foreclosure of any lien for labor, material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant, or of any such person, Tenant covenants to defend, indemnify, and hold Landlord harmless from any judgement rendered against Landlord or any Leased Property, or any part thereof, and all costs and expenses, including reasonable attorney fees, incurred by Landlord in or in connection with such litigation.

         18.15 Binding Effect; Choice of Law. The parties hereto agree that all provisions hereof are to be construed as both covenants, and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof. Subject to any provisions hereof restricting assignment or subletting by the Tenant, all of the provisions hereof shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representative, assigns, and successors. This Lease shall be governed by the laws of the State of Texas.

         18.16 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS LEASE OR ANY EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) MADE BY THE PARTIES HEREIN.

         18.17 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

         18.18 Representation of Landlord. Landlord represents and warrants that
(i) it holds fee or leasehold title to the Leased Property subject to the Lease and has full power and authority to enter into this Lease; and (ii) each individual executing this Lease on behalf of Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporate general partner of Landlord in accordance with a duly adopted resolution of the Board of Directors of said corporation, and that this Lease is binding upon Landlord in accordance with its terms.

         18.19 Triple Net Lease. It is the intent of Landlord and Tenant that this Lease shall be an absolute triple-net lease, and that all costs, expenses or charges (including all ground lease rental payments with respect to Leased Properties) with respect to the Leased Property are the responsibility of Tenant.

         18.20 Notices. Any notice provided or permitted to be given under this Lease must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and certified, with return receipt requested, by delivering the same in person to such party, by overnight delivery or by delivering the same by confirmed facsimile. Notice given in accordance herewith shall be effective upon the earlier of receipt at the address of the addressee or on the third (3rd) day following deposit of same in the United States mail as provided for herein, regardless of whether same is actually received. For purposes of notice, the addresses of the parties shall be as follows:

         If to Tenant:           Sybra, Inc.
                                 8300 Dunwoody Place, Suite 300
                                 Atlanta, Georgia 30350
                                 Telephone No. 770-587-0290
                                 Facsimile No. 770-594-7044
                                 Attn:  Charles N. Hyslop

         Copies To:              James R. Arabia
                                 9404 Genesee Avenue, Suite 330
                                 La Jolla, California  92037
                                 Telephone No. 619-587-8533
                                 Facsimile No. 619-535-1634

                                 Pryor, Cashman, Sherman & Flynn
                                 410 Park Avenue
                                 New York, New York  10022
                                 Attn:  Robert H. Dreschler, Esq.
                                 Telephone No. 212-326-0156
                                 Facsimile No. 212-326-0806

         If to Landlord:         U. S. Restaurant Properties Operating L. P.
                                 5310 Harvest Hill Road, Suite 270, Lock Box 168
                                 Dallas, Texas 73230
                                 Telephone No. 972-387-1487
                                 Facsimile No. 972-490-9119


Either party may change its address for notice by giving ten (10) days prior written notice thereof to the other party.

         18.21 Primary Leases for Subleased Properties Controlling. Notwithstanding anything contained herein to the contrary, with respect to Buildings 785, 995, 899, 984, 1172, 1253, 1254, 1313, 1330, and 1434, as
designated on Exhibit C, Landlord's and Tenant's rights and obligations with respect to such Building shall be governed by the primary lease ("Primary Lease") of such Building between the fee owner thereof and Landlord or its designated affiliate (as lessee), and such Primary Lease shall control over any inconsistent provision in this Lease (other than, in case of default by Tenant hereunder, Section 17 of this

Lease). Tenant shall pay to Landlord, or its designated affiliate, as additional rent thereunder (and in addition to any amounts required to be paid pursuant to Exhibit E) the rent required to be paid by Landlord under such Primary Lease, plus, with respect to each such Primary Lease, $1.00 per month. Landlord shall remit to the lessor under such Primary Lease the rental and additional rental required thereunder, to the extent received from Tenant, but shall have no other obligation thereunder, provided, however, Landlord shall, upon written request of Tenant, use its best efforts (provided Tenant has indemnified Landlord against all costs and expenses incurred in connection therewith) to cause the landlord under such Primary Lease to comply with all covenants and responsibilities of such landlord under the Primary Lease. Landlord agrees to subordinate its lease with respect to Building 785 to a leasehold mortgagee, and further agrees that if Tenant desires to engage in a sale-leaseback financing of Building 785, it will amend the provisions of this lease as it affects Building 785 only to reasonably accommodate the requirements of such sale-leaseback financing; provided, however, Tenant shall give Landlord thirty (30) days' written notice of the terms of such sale-leaseback financing, and Landlord shall have the right of first refusal to provide such sale-leaseback financing.

         18.22 Purchase Option. During the initial two (2) years of this Lease, Tenant shall have the option, by delivery of thirty (30) days written notice to Landlord, to purchase the following Buildings: 1707, 5906, 5943, 6285, 6055, 6056, 6253, 6185, 6309, 6420 (the "Option Buildings"). The purchase option is available only if Tenant agrees to acquire each of the Buildings subject to such option. The purchase price shall be payable in cash in an amount equal to 102% of the Purchase Price allocated to such Buildings on Exhibit C, with Tenant paying all closing costs (i.e., title insurance premiums, transfer taxes, recording costs, etc.) of acquiring the Buildings. Landlord shall convey the Buildings by special warranty deed, subject only to such title exceptions substantially similar to those existing upon Landlord's acquisition of the Buildings. At closing, the Base Rent due hereunder shall be reduced by the Rent Reduction Amount attributable to the Buildings purchased by Tenant. In the event that Tenant does not exercise its option and Landlord receives an offer to purchase the Option Buildings (or any one or more of such Option Buildings) that is acceptable to Landlord, Landlord shall provide Tenant with written notice ("Notice") of all of the material terms and conditions of such offer, and shall provide Tenant with a fifteen (15) day period from receipt of the Notice to agree to purchase the Option Building(s) pursuant to the terms set forth in the Notice. If Tenant does not accept such offer in the fifteen (15) day period from receipt of the Notice, Landlord shall be entitled to sell the Option Buildings pursuant to the terms set forth in the Notice at any time prior to the closing date as set forth in the Notice, or as may be extended by the parties for a period not exceeding ninety (90) days. This right of first refusal shall not apply, however, to (i) sales of the Option Buildings to affiliates of Landlord,
(ii) consideration not payable in substantial part (i.e., more than 40%) in cash, or (iii) sales where the Option Buildings are part of a portfolio of properties where the Option Buildings constitute seventy-five percent (75%) or less (in value) of the total assets transferred.

         18.23 Landlord's Lien. As security for the performance of Tenant's obligations under this Lease, Tenant grants to Landlord a lien upon and security interest in Tenant's existing or hereafter acquired Equipment; provided, however, that Landlord hereby does and shall continue to subordinate such lien and security interest to any existing or future lien or security interest granted by Tenant in or to any of the Equipment as security for indebtedness provided by an institutional lender if (i) all or a part of such indebtedness is used for the benefit of the business conducted by Tenant at the Leased Property or to refinance such indebtedness existing, and (ii) such lender enters into an Inter-Creditor Agreement with Landlord in form attached hereto as Exhibit I. Landlord shall be entitled to exercise any and all rights and remedies at law and in equity in connection with any rights of Landlord under this Section. Subject to the rights of any lender described above, Tenant shall not, except in the ordinary course of business, sell, transfer or remove from the Leased Property the Equipment, unless the restaurant location is closed, abandoned, assigned or sublet in compliance with the terms of this Lease. Landlord shall prepare and Tenant shall execute a financing statement to perfect the Landlord's lien and security interest.

                                LANDLORD:

                                U. S. RESTAURANT PROPERTIES OPERATING L. P.
                                By:  U. S. RESTAURANT PROPERTIES, INC.


                                By: ___________________________________________

                                Name/Title: ___________________________________


                                TENANT:

                                SYBRA, INC.


                                By: ___________________________________________

                                Name/Title: ___________________________________






STATE OF TEXAS          ss.
                        ss.
COUNTY OF DALLAS        ss.

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared _______________________________________,
______________________ of U. S. RESTAURANT PROPERTIES, INC., general partner of
U. S. RESTAURANT PROPERTIES OPERATING L. P., a Delaware limited partnership, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said limited partnership.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of _____________, 1997.


                                            ___________________________________
         [SEAL]                             Notary Public, State of Texas

STATE OF               ss.
                       ss.
COUNTY OF              ss.

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared _______________________________________,
______________________ of SYBRA, INC., a Michigan corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this _____ day of _____________, 1997.


                                            ___________________________________
         [SEAL]                             Notary Public, State of